As filed with the Securities and Exchange Commission on August 28, 2024.

Registration No. 333-281065

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIVOPOWER INTERNATIONAL PLC

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

England and Wales	4931	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

VivoPower International PLC

The Scalpel, 18th Floor, 52 Lime Street

London EC3M 7AF

United Kingdom

+44-794-116-6696

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporation Service Company

251 Little Falls Drive Wilmington, DE 19808

United States

Telephone: +1 302 636 5400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Elliott M. Smith White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Telephone: (212) 819-8200	Louis Taubman Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Telephone: (917) 512-0827

Approximate date of commencement of proposed sale to the public: as and when appropriate after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form F-1 (File No. 333-281065) of VivoPower International PLC. is being filed solely for the purpose of filing revised Exhibit 23.1 and Exhibit 107 to the Registration Statement. Accordingly, this Amendment consists of the facing page, this explanatory note, Part II of the Registration Statement (including the signature page and the exhibits index) and the filed exhibits only. The prospectus, constituting Part I of the Registration Statement, is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of directors and officers

The Registrant’s articles of association provide that, subject to the Companies Act 2006, every person who is or was of any time a director of the Registrant or a director of an associated company of the Registrant may be indemnified against losses or liabilities incurred by him in relation to the Registrant or any associated company of the Registrant.

The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

Item 7. Recent sales of unregistered securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act:

On July 29, 2022, we issued to an investor in a private placement Series A Warrants exercisable for an aggregate of 423,077 Ordinary Shares at an exercise price of $13.0 per share. Each Series A Warrant was exercisable on February 2, 2023 and will expire on February 2, 2028.

From September 1, 2019 through the filing date of this registration statement, we granted to our directors, officers, employees, consultants and other service providers an aggregate of 207,800 restricted stock units, performance stock units and stock options to be settled in shares of our Ordinary Stock under our 2017 Omnibus Incentive Plan and award agreements.

The offers, sales and issuances of the securities described above were deemed to be exempt from registration either under Rule 701 promulgated under the Securities Act, in that the transactions were under compensatory benefit plans and contracts relating to compensation, or under Section 4(a)(2) in that the transactions were between an issuer and members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2). The recipients of such securities were our employees, directors, or consultants and received the securities under our equity incentive plans. Appropriate legends were affixed to the securities issued in these transactions.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe the offers, sales and issuances of the above securities were exempt from registration under the Securities Act (or Regulation D or Regulation S promulgated thereunder) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 8. Exhibits

(a)	Exhibits

Exhibit Number	Description
3.1	Articles of Association (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-4 (File No. 333-213297), filed with the SEC on November 16, 2016).
4.1	Form of Specimen Certificate Evidencing Ordinary Shares. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-4 (File No. 333-213297), filed with the SEC on August 24, 2016).
5.1**	Opinion of Shoosmiths LLP, U.K. counsel to the Registrant, with respect to the legality of securities being registered.
10.1	Omnibus Incentive Plan, adopted September 5, 2017 and amended July 28, 2023 (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 (File No. 333-273520), filed with the SEC on July 28, 2023).
10.2	Equity Distribution Agreement, dated November 12, 2021, between VivoPower International PLC and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 10.1 to the Current Report on Form 6-K (File No. 001-37974), filed with the SEC on November 21, 2021).
10.3	Amendment No. 1 to Equity Distribution Agreement, dated July 29, 2022, between VivoPower International PLC and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 10.1 to the Current Report Form 6-K (File No. 001-37974), filed with the SEC on July 29, 2022).
10.4	Strategic Direct Investment in Tembo dated June 28, 2023 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 6-K (File No. 001-37974), filed with the SEC on June 28, 2023).
10.5	Placement Agency Agreement, dated July 29, 2022, between VivoPower International PLC and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 1.1 to the Current Report on Form 6-K (File No. 001-37974), filed with the SEC on August 2, 2022).
10.6	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 6-K (File No. 001-37974), filed with the SEC on August 2, 2022).
10.7	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 6-K (File No. 001-37974), filed with the SEC on August 2, 2022).
10.8	Form of Securities Purchase Agreement, dated July 29, 2022, between VivoPower International PLC and the purchaser identified therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 6-K (File No. 001-37974), filed with the SEC on August 2, 2022).
10.9	Refinancing of Loan Arrangements, dated June 30, 2023, between AWN Holdings Limited and Aevitas O Holdings Pty Ltd. (incorporated by reference to Exhibit 4.9 to the Annual Report on Form 20-F/A, filed with the SEC on March 20, 2024).
10.10	Advance Subscription Agreement, dated June 23, 2023, between TAG Intl DMCC and Tembo E-LV (incorporated by reference to Exhibit 4.10 to the Annual Report on Form 20-F/A, filed with the SEC on March 20, 2024).
10.11	Form of Subscription Agreement, dated June 9, 2023, between VivoPower International PLC and ASEAN Foundation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 6-K (File No 001-37974), filed with the SEC on June 13, 2023).
10.12	Form of Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 6-K (File No. 001-37974), filed with the SEC on June 13, 2023).
10.13**	Form of Placement Agency Agreement.
10.14**	Form of Securities Purchase Agreement.
21.1**	List of Subsidiaries.
23.1*	Consent of PKF Littlejohn LLP
23.2**	Consent of Shoosmiths LLP (see Exhibit 5.1).
24.1**	Powers of Attorney (See signature page to the initial registration statement).
107*	Fee Filing Table.

*	Filed herewith.
**	Previously filed.

(b)	Financial Statement Schedules

All Schedules have been omitted because the information required to be presented in them is not applicable or is shown in the consolidated financial statements or related notes.

Item 9. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by section 10(a)(3) of the Securities Act;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(e) That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(h) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of London, United Kingdom, on August 28, 2024.

VIVOPOWER INTERNATIONAL PLC

By:	/s/ Kevin Chin
Name:	Kevin Chin
Title:	Chief Executive Officer, Executive Chairman and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin Chin	Chief Executive Officer, Executive
Kevin Chin	Chairman and Director (Principal Executive Officer)	August 28, 2024

/s/ Gary Challinor	Chief Financial Officer (Principal
Gary Challinor	Financial and Accounting Officer)	August 28, 2024

/s/ Michael Hui
Michael Hui	Director	August 28, 2024

/s/ Peter Jeavons
Peter Jeavons	Director	August 28, 2024

/s/ William Langdon
William Langdon	Director	August 28, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of VivoPower International PLC has signed this registration statement or amendment thereto on August 28, 2024.

VIVOPOWER INTERNATIONAL PLC

By:	/s/ Gary Challinor
Name:	Gary Challinor
Title:	Chief Financial Officer